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                                                                    EXHIBIT 99.1

    We hereby consent to the use in the Registration Statement of Tyco International Ltd. on Form S-4 and in the Proxy Statement/Prospectus of Tyco International Ltd. and General Surgical Innovations, Inc. which is part of the Registration Statement, of our opinion dated August 23, 1999 appearing as Annex B to such Proxy Statement/Prospectus and to the description therein of such opinion and to the references therein to our name. In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.

                                          /s/ ING BARINGS LLC

September 23, 1999